EXHIBIT 99.1

ZW Data Action Announces Receipt of Nasdaq Non-Compliance Notice

BEIJING, China, May 20, 2024 (GLOBE NEWSWIRE) -- ZW Data Action Technologies Inc. (NASDAQ: CNET) (“ZW Data Action” or the “Company”), an integrated online advertising, precision marketing, data analytics and other value-added services provider serving enterprise clients, today announced that it received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) on May 17, 2024 notifying the Company that due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024 (the “Form 10-Q”), with the Securities and Exchange Commission (the “SEC”), the Company is not in compliance with Nasdaq’s continued listing requirements under Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires the timely filing of all required periodic reports with the SEC.

As reported on April 19, 2024, the Company has received a similar notice from Nasdaq on April 17, 2024 as a result  of the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Form 10-K” or “Initial Delinquent Filing”). The Notice states that the Company has 60 calendar days, or until June 17, 2024, to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rule. If the Company submits a plan to Nasdaq and Nasdaq accepts the plan, Nasdaq can grant an exception of up to 180 calendar days from the Initial Delinquent Filing’s due date, or until October 14, 2024, for filing the Form 10-K and Form 10-Q to regain compliance. If the Company fails to timely regain compliance with Nasdaq Listing Rule 5250(c)(1), the Company’s common stock will be subject to delisting from Nasdaq.

Management of the Company has been working diligently to complete all of the required information for the Form 10-K and Form 10-Q. However, the Company requires additional time to prepare, review and finalize its financial statements.

This announcement is made in compliance with the Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a notification of deficiency.

About ZW Data Action Technologies, Inc.

Established in 2003 and headquartered in Beijing, China, ZW Data Action Technologies Inc. (the “Company”) offers online advertising, precision marketing, data analytics and other value-added services for enterprise clients. Leveraging its fully integrated services platform, proprietary database, and cutting-edge algorithms, the Company delivers customized, result-driven business solutions for small and medium-sized enterprise clients in China. The Company also develops blockchain enabled web/mobile applications and software solutions for clients. More information about the Company can be found at: http://www.zdat.com/.

Forward-Looking Statements

Certain information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “would,” “may,” “intends,” “potential,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will regain compliance with the Rule during any compliance period or in the future, or otherwise meet Nasdaq compliance standards, that the Company will be eligible for a second compliance period, or that Nasdaq will grant the Company any relief from delisting as necessary or that the Company can ultimately meet applicable Nasdaq requirements for any such relief. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

For more information, please contact:

Sherry Zheng
Weitian Group LLC
Email: shunyu.zheng@weitian-ir.com
Phone: +1 718-213-7386